Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form F-3 dated September 23, 2014 of Top Image Systems Ltd. and to the incorporation by reference therein of our reports dated March 26, 2014, with respect to the consolidated financial statements of Top Image Systems Ltd. for the year ended December 31, 2013, included in its Annual Report on Form 20-F for the year ended December 31, 2013 and 2012, filed with the Securities and Exchange Commission.

Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
September 23, 2014	A member of Ernst & Young Global